Exhibit 99.2

Robert C. Moest, Of Counsel	Michael A. Mugmon (SBN 251958)
(SBN 62166)	WILMER CUTLER PICKERING
THE BROWN LAW FIRM, P.C.	HALE AND DORR LLP
2530 Wilshire Blvd., Second Floor	One Front Street, Suite 3500
Santa Monica, CA 90403	San Francisco, CA 94111
Telephone: (310) 915-6628	Telephone: (628) 235-1006
rmoest@aol.com	Michael.Mugmon@wilmerhale.com

Timothy Brown	Counsel for Nominal Defendant Depomed, Inc. and Individual Defendants Arthur J. Higgins, James A. Schoeneck, August J. Moretti, Karen A. Dawes, Louis J. Lavigne, Jr., Robert G. Savage, Peter D. Staple, James L. Tyree, Samuel Saks, David Zenoff, Vicente Anido, Jr., James P. Fogarty, William T. McKee, Gavin T. Molinelli, Srinivas G. Rao, and R. Scott Shively
THE BROWN LAW FIRM, P.C.
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
tbrown@thebrownlawfirm.net

Laurence M. Rosen (SBN 219683)
THE ROSEN LAW FIRM, P.A.
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: (213) 785-2610
lrosen@rosenlegal.com

Co-Lead Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF ALAMEDA

COMPLEX CIVIL LITIGATION

IN RE DEPOMED, INC.	Master File No.: RG17877280 (Consolidated HG19004409)
DERIVATIVE LITIGATION
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT
This document Relates to:
Judge: Hon. Brad Seligman
ALL ACTIONS	Dept.: 23

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

This Stipulation of Settlement and Release Agreement (“Agreement” or “Stipulation”) is made and entered into on October 26, 2021 in connection with the above-captioned action (the “Consolidated Action”), and also includes the following actions: (1) Ross v. Fogarty, et al., Case No. 4:17-cv-06592-DMR (N.D. Cal.); and (2) Lutz v. Higgins, et al., Case No. 1:18-cv-02044-CFC (D. Del.) (together with the Consolidated Action, the “Actions”). This Agreement is made by and among the following parties, each by and through respective counsel: (1) Micky Singh, Jim Youse, Gerald Ross, and Charles Lutz (collectively, “Lead Plaintiffs”); (2) Nominal Defendant Assertio Therapeutics, Inc., f/k/a Depomed, Inc. (“Assertio” or the “Company”); and (3) Individual Defendants Arthur J. Higgins, James A. Schoeneck, August J. Moretti, Karen A. Dawes, Louis J. Lavigne, Jr., Robert G. Savage, Peter D. Staple, James L. Tyree, Samuel Saks, David Zenoff, Vicente Anido, Jr., James P. Fogarty, William T. McKee, Gavin T. Molinelli, Srinivas G. Rao, R. Scott Shively, and Matthew M. Gosling (collectively, “Individual Defendants;” the Individual Defendants together with the Company, the “Defendants;” and the Defendants collectively with Lead Plaintiffs and the Company, the “Parties”). This Agreement states all of the terms of the settlement and resolution of this matter by the Parties (the “Settlement”) and is intended by the Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below), upon and subject to the terms and conditions hereof.

I      RECITALS

A.         Factual Background

Assertio is a pharmaceutical company headquartered in Lake Forest, Illinois. The Company engages in the development, sale, and licensing of products focused on treating pain and other central nervous system conditions.

On March 28, 2017, the U.S. Senate Committee on Homeland Security and Governmental Affairs (“HSGAC”) announced a wide-ranging investigation into opioid manufacturers, seeking marketing, sales, and addiction study material from the manufacturers of the top five opioid products by 2015 sales in the U.S., including the Company. On March 29, 2017, the price per share of Company stock fell $0.44, or approximately 3.0%, from the previous day’s closing price to close at $13.79. By April 5, 2017, the price per share of Company stock at closing had fallen to $11.92.

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On August 7, 2017, the Company acknowledged its involvement in the HSGAC investigation and also acknowledged that it was subject to two additional investigations, having received separate subpoenas from the Office of the Attorney General of Maryland (“OAG-MD”) and the U.S. Department of Justice (“DOJ”) seeking documents and information regarding the Company’s sales and marketing of opioid products. On August 8, 2017, the price per share of Company stock fell $3.08, or approximately 33.3%, from the previous day’s closing price to close at $6.15.

On August 18, 2017, a federal securities fraud class action lawsuit styled Huang v. Depomed, Inc., et al., Case No. 4:17-cv-04830, was filed against the Company in the United States District Court for the Northern District of California (the “Securities Class Action”).

On August 14, 2018, Depomed, Inc. reincorporated from California to Delaware and changed its name to Assertio Therapeutics, Inc. Subsequently, on May 19, 2020, Assertio Therapeutics, Inc. implemented a holding company reorganization pursuant to which (i) Assertio Therapeutics, Inc. became a direct, wholly-owned subsidiary of Assertio Holdings, Inc.; (ii) each issued and outstanding share of common stock of Assertio Therapeutics, Inc. converted into an equivalent corresponding share of common stock of Assertio Holdings, Inc.; (iii) Assertio Holdings, Inc.’s shares were deemed registered pursuant to Section 12g-3(a) of the Securities Exchange Act of 1934, as amended; and (iv) Assertio Holdings, Inc. assumed Assertio Therapeutics, Inc.’s listing on the Nasdaq Stock Market.

B.        The Derivative Actions

1.       The Consolidated Action

On September 29, 2017, the shareholder derivative action Singh v. Higgins, et al., Case No. RG17877280, was filed alleging breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and corporate waste. On January 28, 2019, the related shareholder derivative action Youse v. Higgins, et al., Case No. HG19004409, was filed alleging the same claims. Both Singh and Youse allege that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. Both complaints sought damages, amendment of corporate governance policies, restitution, and fees and costs. On July 12, 2019, this Court ordered that Singh and Youse be consolidated for all purposes pursuant to Section 1048 of the California Code of Civil Procedure and maintained under Master File No. RG17877270 with the above caption. The Court’s July 12, 2019 order also appointed co-lead counsel for plaintiffs Micky Singh and Jim Youse and stayed the proceedings in the Consolidated Action.

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The Consolidated Action is related to the Securities Class Action. On March 18, 2019, the court in the Securities Class Action granted defendants’ motion to dismiss plaintiffs’ first amended complaint without prejudice. On May 2, 2019, the plaintiffs filed a second amended complaint asserting the same claims arising out of the same and similar disclosures against the Company and the same individuals as were involved in the original complaint. On March 11, 2020, the court in the Securities Class Action granted defendants’ motion to dismiss plaintiffs’ second amended complaint with prejudice. On April 9, 2020, the plaintiffs in the Securities Class Action filed a Notice of Appeal of the March 11, 2020 order (the “Appeal”). On May 15, 2020, this Court ordered that the Consolidated Action be stayed pending the Appeal.

2.       Ross Action

On November 15, 2017, the shareholder derivative action Ross v. Fogarty, et al., Case No, 4:17-cv-06592-JST, was filed in the United States District Court for the Northern District of California alleging breach of fiduciary duties, corporate waste, and violation of Section 14(a) of the Securities Exchange Act (the “Ross Action”). The Ross Action alleges that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. The complaint in the Ross Action sought damages, amendment of corporate governance policies, restitution, and fees and costs. The Ross Action is related to the Securities Class Action. On May 13, 2020, the court in the Ross Action ordered that the case be stayed pending the Appeal.

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3.       Lutz Action

On December 21, 2018, the shareholder derivative action Lutz v. Higgins, et al., Case No. 1:18-cv-02044-CFC, was filed in the United States District Court for the District of Delaware alleging breach of fiduciary duties, unjust enrichment, corporate waste, and violation of Section 14(a) of the Securities Exchange Act and SEC Rule 14a-9 (the “Lutz Action”). The Lutz Action alleges that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. The complaint in the Lutz Action sought damages, equitable relief, and fees and costs. The Lutz Action is related to the Securities Class Action. On May 12, 2020, the court in the Lutz Action ordered that the case be stayed pending the Appeal.

C.        The Negotiations and Eventual Agreement to Settle

The Parties, through their counsel, engaged in a months-long, arm’s-length negotiation concerning settlement, which included teleconferences and email exchanges, and several proposals and counterproposals. As a result of these negotiations, the Parties reached an agreement in principle to settle this matter on the terms set forth herein. After reaching agreement on the terms of Settlement, the Parties also reached an agreement concerning attorneys’ fees. Thereafter, the Parties worked cooperatively to document their agreement as set forth in this Stipulation and supporting settlement documents.

II.           CLAIMS AND POTENTIAL CLAIMS OF THE SHAREHOLDERS AND BENEFITS OF SETTLEMENT

Lead Plaintiffs believe that the claims asserted in the Actions have merit. Lead Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions. Lead Plaintiffs and Lead Counsel have also taken into account the uncertain outcome and the risk of continued litigation, as well as the difficulties and delays inherent in such litigation.

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Based on their evaluation, Lead Plaintiffs have determined that the Settlement set forth in this Agreement is in the best interests of the Company. They base this conclusion upon, among other things, their investigation during the development, prosecution, and settlement of the Actions, which included, inter alia: (1) reviewing and analyzing the Company’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained in related litigation; (3) researching and drafting the complaints in the Actions; (4) researching the applicable law with respect to the claims in the Actions and the potential defenses thereto; (5) researching corporate governance issues, generally and specifically with respect to the Company; (6) preparing a settlement demand that included a proposal to make certain changes to the Company’s corporate governance; and (7) engaging in extensive settlement discussions with Defendants’ Counsel.

III.         INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Individual Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Lead Plaintiffs and maintain furthermore that they have meritorious defenses. The Individual Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions, and the Individual Defendants contend that they have numerous defenses to the allegations in the Actions. The Individual Defendants also have denied and continue to deny, among other allegations, the allegations that the Company or its stockholders have suffered damage or were harmed in any way by their conduct. The Individual Defendants have further asserted and continue to assert that at all times they acted in good faith and in a manner they reasonably believed to be, and that was, in the best interests of the Company and its stockholders. Pursuant to the terms set forth below, this Agreement shall in no event be construed as or deemed to be evidence of an admission or concession by the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

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Nonetheless, the Individual Defendants have concluded that further litigation could be protracted and expensive and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Agreement. The Individual Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions, and the benefits to the Company of the Settlement. The Individual Defendants have, therefore, determined that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Agreement.

Nothing herein shall be deemed or cited as a determination or admission by the Company or Assertio Holdings, Inc. as to the fault or liability of any Individual Defendant, or as to the merit or lack thereof of any claim, contention, or charge of fault, liability, wrongdoing, or damage that has been or could have been alleged in the Actions.

IV.        TERMS OF SETTLEMENT AGREEMENT AND RELEASE

NOW, THEREFORE, in light of the foregoing, for good and valuable consideration, the receipt of which is hereby mutually acknowledged, it is hereby stipulated and agreed by the Parties that the Actions be finally and fully, compromised, and released, and the Actions shall be dismissed with prejudice and with full preclusive effect, upon and subject to the terms and conditions of the Agreement, as set forth below:

A.        Definitions

In addition to the terms defined at various points within this Agreement, the following defined terms apply throughout this Agreement:

1.              “Court” means the Superior Court of the State of California for the County of Alameda, Complex Civil Litigation Division.

2.             “Current Assertio Stockholder” means any Person who holds Assertio Holdings, Inc. common stock as of the date of the Settlement Hearing.

3.             “Effective Date” means the first date by which all the events and conditions specified in Section V.F.l of this Agreement have been met and have occurred.

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4.             “Fee and Expense Award” means the attorneys’ fees and expenses awarded to Lead Counsel by the Court in an amount not to exceed $150,000 in recognition of the benefits conferred on the Company and its stockholders by the Settlement. Such amount approved by the Court (not to exceed $150,000) shall cover: (i) all attorneys’ fees and expenses that may be due to Lead Counsel, and (ii) all attorneys’ fees and expenses that may be due to any other counsel participating in the prosecution of the Actions. For avoidance of doubt, the Fee and Expense Award described in this Paragraph shall constitute the only monetary sum payable by or on behalf of the Company in connection with this Settlement and under no circumstances shall this Settlement be construed to permit an application for fees and expenses by or on behalf of any counsel other than Lead Counsel.

5.              “Final” with respect to the Order and Final Judgment to be entered pursuant to this Agreement, occurs on the first business day following the date the Order and Final Judgment becomes final and unappealable, whether by expiration of time to appeal, affirmance on any appeal taken, or exhaustion of any possible appeal or review, writ of certiorari, lapse of time, or otherwise. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of the Fee and Expense Award. The failure of the Court to approve the Fee and Expense Award in whole or in part shall not in any way delay or preclude the Order and Final Judgment from becoming Final.

6.              “Judgment” or “Order and Final Judgment” means the final judgment and order of dismissal with prejudice substantially in the form attached hereto as Exhibit D.

7.              “Lead Counsel” means The Brown Law Firm, P.C., The Rosen Law Firm, P.A., Faruqi & Faruqi, LLP, Rigrodsky Law P.A., Bragar Eagel & Squire, P.C., Hynes & Hernandez, LLC, and their “Related Persons,” as defined below.

8.              “Notice” or “Notice of Proposed Settlement” means the notice of this Agreement substantially in the form attached hereto as Exhibit C.

9.             “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof.

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10.            “Preliminary Approval Order” means the order to be rendered by the Court preliminarily approving the Settlement, substantially in the form attached hereto as Exhibit A.

11.          “Related Persons” means a Person’s past or present agents, officers, directors, employees, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, spouses, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns, each other individual or entity in which any of such Related Person has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns.

12.            “Released Claims” means any and all derivative actions, derivative suits, derivative claims, derivative demands, derivative rights, derivative liabilities, derivative matters, derivative issues, and derivative causes of action, including, but not limited to, those arising under contract, statute, or common law, including both known claims and Unknown Claims (as defined herein), whether fixed or contingent or absolute, accrued or unaccrued, liquidated or unliquidated, at law or equity, matured or unmatured, discoverable or undiscoverable, concealed or hidden, that have been, could have been, or in the future might be asserted by Lead Plaintiffs (both individually and derivatively on behalf of Assertio) and/or any Assertio stockholder derivatively on behalf of Assertio based upon, arising out of, or related to any of: (a) the allegations, facts, transactions, events, occurrences, acts, disclosures, statements, representations, omissions, or failures to act relating to all matters involved, set forth, referenced to, or alleged or that could have been asserted or alleged in any complaint(s) filed in the Actions; and (b) the defense or settlement of the Actions and any demand on the Assertio Board of Directors arising out of the Released Claims. “Released Claims” shall not include any claims to enforce this Agreement or any claims to enforce the confidentiality or non-disclosure agreements previously entered into between any of the Parties, nor shall it include the securities claims asserted as of the date of execution of this agreement in the Securities Class Action.

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13.          “Released Persons” shall mean and include the Company, Assertio Holdings, Inc., each of the Individual Defendants, and each and all their Related Persons.

14.          “Releasing Parties” means Lead Plaintiffs (both individually and derivatively on behalf of Assertio), Lead Counsel, any other Assertio stockholder on behalf of Assertio, and any Person claiming on any of their behalf.

15.          “Settlement Hearing” means a hearing before the Court to consider and determine whether to approve the terms of the Settlement as fair, reasonable, and adequate, and in the best interests of the Company.

16.          “Summary Notice” means the Summary Notice, substantially in the form of Exhibit B attached hereto.

17.           “Unknown Claims” means any Released Claim(s) that the Releasing Parties do not know of or suspect to exist in their favor at the time of the release of the Released Persons, including claims that, if known by them, might have affected their settlement with and release of the Released Persons, or might have affected their decision not to object to this settlement. The Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Releasing Parties to completely, fully, finally, and forever compromise, settle, release, discharge, relinquish, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Agreement of which this release is a part.

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B.        Settlement Consideration

1.         Corporate Governance and Other Business Changes the Company Has Already Implemented: The Company has implemented certain Corporate Governance and Other Business Changes since the Actions commenced that are relevant to the allegations in this Actions, as set forth in Appendix A, Section I hereto. The Company acknowledges the Corporate Governance and Other Business Changes set forth in Appendix A, Section I, confer substantial benefits to the Company and its shareholders, and the Actions were (after taking into consideration, inter alia, (i) the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions, and the benefits to the Company of the Settlement, and (ii) that further litigation could be protracted and expensive) a substantial or contributing factor in the Company’s decision to implement these Corporate Governance and Other Business Changes.

2.        Agreement to Implement and Maintain Additional Corporate Governance Changes: In further consideration of the full settlement and release of all Released Claims, Assertio Holdings, Inc. and the Company (as applicable) agree to implement and maintain the Corporate Governance Changes set forth in Appendix A, Section II, on the terms set forth therein. The Company acknowledges that the Corporate Governance Changes set forth in Appendix A, Section II, confer substantial benefits to the Company and its shareholders, and the decision to implement and maintain these Corporate Governance Changes (after taking into consideration, inter alia, (i) the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions, and the benefits to the Company of the Settlement, and (ii) that further litigation could be protracted and expensive) was the result of the Actions. Assertio Holdings, Inc. and the Company (as applicable) shall implement the Corporate Governance Changes set forth in Appendix A, Section II within one hundred and twenty (120) days of entry of the Final Judgment and maintain them, or substantially similar measures, for a minimum period of two (2) years thereafter, unless a majority of the Assertio Holdings, Inc. Board of Directors concludes in good faith that continued adherence to a measure would be contrary to the best interests of the Company, including, but not limited to, due to circumstances making the measure no longer applicable, feasible, or available on commercially reasonable terms, or concurrent with or following a “Change in Control” of Assertio Holdings, Inc. as defined in its Amended and Restated 2014 Omnibus Incentive Plan (as in effect on the date hereof). If a majority of the Assertio Holdings, Inc. Board of Directors concludes in good faith that continued adherence to a measure would be contrary to the best interests of the Company, Assertio Holdings, Inc. shall timely disclose the change in a Form 8-K filed with the SEC.

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C.        Procedure for Implementing the Settlement

1.           Lead Plaintiffs shall, on a business day agreed by them and the Defendants, submit this Agreement together with its exhibits to the Court and shall file an unopposed consented to motion and apply for entry of the Preliminary Approval Order, requesting, inter alia: (i) the preliminary approval of the Settlement set forth in the Agreement; (ii) approval of the forms and manner of the dissemination of the Notice and Summary Notice to Current Assertio Stockholders; and (iii) a date for the Settlement Hearing for the Court to consider and determine whether to approve the terms of the Settlement as fair, reasonable, and adequate, including the payment of attorneys’ fees and expenses in the amount proposed by the mediator.

2.            Notice to Current Assertio Stockholders shall consist of the Notice of Proposed Settlement, substantially in the form attached hereto as Exhibit C and the Summary Notice substantially in the form attached hereto as Exhibit B. The Notice shall provide, among other things, the time and manner in which Current Assertio Stockholders may object to the settlement and the Fee and Expense Award.

3.           Within ten (10) business days after the entry of the Preliminary Approval Order, the Company shall: (1) file a Form 8-K with the SEC that attaches as exhibits the Notice and a copy of the Agreement and the exhibits thereto, and (2) cause the Notice and a copy of the Agreement and the exhibits thereto to be posted on the investor relations section of its website at https://investor.assertiotx.com, which posting will be maintained through the date of the Settlement Hearing. Additionally, within ten (10) business days after the entry of the Preliminary Approval Order, Assertio shall cause the Summary Notice to be published one time in Investor’s Business Daily or in a press release via GlobeNewswire. The Summary Notice will provide a link to the investor relations section of Assertio’s website where the Notice and a copy of the Agreement and the exhibits thereto may be viewed. Prior to the Settlement Hearing, Assertio’s Counsel shall file with the Court an appropriate affidavit or declaration with respect to posting and publishing the Notices. Assertio shall be solely responsible for paying the costs and expenses related to providing notice of the Settlement to its stockholders in the form and manner ordered by the Court.

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D.        Releases

1.           Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons, and shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Agreement.

2.            Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Lead Plaintiffs, and their Related Persons, Lead Counsel, as well as any other law firm that appeared for the Lead Plaintiffs, and Current Assertio Stockholders in the Actions from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Agreement.

E.         Lead Counsel’s Attorney’s Fees and Expenses Award

1.           Following agreement on the corporate governance and other business changes, the Parties separately negotiated at arm’s-length the amount of attorneys’ fees and expenses to be paid in connection with this Settlement, and ultimately agreed to the Fee and Expense Award. As a result of these negotiations, Assertio agreed to cause an award of attorneys’ fees and expenses to be paid to Lead Counsel in an amount not to exceed $150,000, subject to approval of the Court.

2.           The Fee and Expense Award shall be made payable via wire payment to The Brown Law Firm, P.C. on behalf of Lead Counsel, with such written payment instructions to be supplied by The Brown Law Firm, P.C. to Assertio’s counsel.

3.           Payment of the Fee and Expense Award shall be made by Assertio as specified above within fifteen (15) business days after the latter of (i) the date of the entry of the Preliminary Approval Order or (ii) the date on which The Brown Law Firm, P.C. provides sufficient written payment instructions to Assertio’s Counsel, notwithstanding that the Order and Final Judgment has not yet been entered or become Final, as defined herein, or the existence of any collateral attacks on the Settlement and/or the Fee and Expense Award, including, without limitation, any objections or appeals. Any reduction, modification, or non-approval of the Fee and Expense Award shall not in any way delay or preclude the Order and Final Judgment from becoming Final.

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4.           In the event the Judgment fails to become Final as defined in Section V.A.5 herein, then it shall be the obligation of Lead Counsel to refund the entire Fee and Expense Award to Assertio within ten (10) business days from such occurrence. In the event the Fee and Expense Award is reduced after payment, Lead Counsel shall refund the overpayment to Assertio within ten (10) business days from such occurrence.

5.            It is the intention of the Parties that none of the Released Persons shall have any liability whatsoever for amounts that may be owed for taxes by Lead Plaintiffs or Lead Counsel on account of the payments made or to be made under this Agreement. All respective tax liability (if any) in connection with this Agreement shall be borne solely and exclusively by Lead Plaintiffs, respectively or Lead Counsel, respectively.

6.            Lead Counsel intend to apply to the Court for service awards for Lead Plaintiffs (“Service Awards”) in an amount not exceeding $1,000 per each of the Lead Plaintiffs to be paid solely from (and out of) the Fee and Expense Award. Defendants agree that they shall not oppose Lead Counsel’s application to the Court for the Service Awards.

F.        Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

1.           The Effective Date of the Agreement shall be conditioned on the occurrence of all the following events:

a)	The Preliminary Approval Order has been entered by the Court in the form of Exhibit A, or such other form as expressly agreed by the Parties;

b)	The Order and Final Judgment has been entered by the Court in the form of Exhibit D hereto, or such other form as expressly agreed by the Parties;

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c)	The Fee and Expense Award has been paid;

d)	The Order and Final Judgment has become Final; and

e)	The Actions are dismissed with prejudice.

2.           The Parties: (a) acknowledge that it is their intent to consummate this Settlement; and (b)    agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Agreement. If, after making such good faith and cooperative efforts and taking all reasonable and necessary steps to expeditiously implement the terms and conditions of this Agreement, any of the terms and conditions specified above in paragraph V.F.1 do not occur, then this Agreement shall be canceled and terminated subject to paragraph V.F.3, unless the Parties, by and through their respective counsel, mutually agree in writing to proceed with this Settlement.

3.            In the event that the Agreement or Settlement is not approved by the Court, or the Settlement is terminated for any reason, the Parties shall be restored to their respective positions in the Actions as of the last date before the execution of this Agreement, and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding. In such event, the term and provisions of the Agreement, shall have no further force and effect with respect to the Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Agreement shall be treated as vacated, nunc pro tunc.

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G.        Miscellaneous Provisions

1.           The Parties intend this Settlement to be a final and complete resolution of all disputes among Lead Plaintiffs, Current Assertio Stockholders, and the Defendants with respect to Released Claims. The Settlement shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. The Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel.

2.           The provisions contained in this Agreement (including any exhibits attached hereto) shall not be deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing, or lack of merit as to any facts or claims alleged or asserted in the Actions or in any other action or proceeding, either presently known or unknown, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Actions or in any other action or proceeding, whether civil, criminal, or administrative, and whether presently known or unknown, except in connection with any proceeding to enforce the terms of the Settlement. The Released Persons may file the Agreement and/or the Order and Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

3.            The exhibits to this Agreement are material and integral parts hereof and are fully incorporated herein by this reference.

4.            The Agreement may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.

5.           This Agreement and the exhibits attached hereto constitute the entire agreement among the Parties and no representations, warranties, or inducements have been made to any Party concerning the Agreement or any of its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Party shall bear its own costs.

6.           This Agreement may be executed in one or more counterparts. A faxed or pdf signature shall be deemed an original signature for the purposes of this Agreement. All executed counterparts, and each of them, shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

7.           This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.

8.           The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Agreement, including the permanent injunctions set forth herein, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Agreement.

9.           This Agreement and the exhibits attached hereto shall be governed by, the internal, substantive laws of the State of California without giving effect to that state’s choice-of-law principles.

10.         Lead Plaintiffs warrant that they have not assigned, encumbered, or in any manner transferred in whole or in part any of the Released Claims.

11.         All agreements made and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Agreement.

12.         Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Agreement.

13.         The Agreement shall be deemed drafted equally by all parties hereto.

14.         In the event that there exists a conflict or inconsistency between the terms of this Agreement and the terms of any exhibit hereto, the terms of this Agreement shall prevail.

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duly authorized attorneys.

Dated: October 26, 2021

[SIGNATURE PAGE TO FOLLOW]

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

/s/ Timothy Brown
THE BROWN LAW FIRM, P.C.
Timothy Brown
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
tbrown@thebrownIawfirm.net

Robert C. Moest, Of Counsel (SBN 62166)
2530 Wilshire Blvd., Second Floor
Santa Monica , CA 90403
Telephone: (310) 915-6628
rmoest@aol.com

THE ROSEN LAW FIRM, P.A.
Laurence M. Rosen (SB 219683)
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: (213) 785-2610
lrosen@rosenIegal.com

Co-Lead Counsel for Plain/ iffs Micky Singh and Jim Youse

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

/s/ Nina M. Varindani
FARUQI & ARUQI, LLP
Nina M. Varindani
685 Third Avenue, 26th Floor
New York, NY 10017
Telephone: (212) 983-9330
nvarindani@faruqilaw.com

Benjamin Heikali, Bar No. 307466
10866 Wilshire Blvd., Suite 1470
Los Angeles, CA 90024
Telephone: (424) 256-28845
bheikali@faruqilaw.com

Attorneys for Plaintiff Gerald Ross

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

/s/ Garam Choe
BRAGAR EAGEL & SQUIRE, P.C.
Garam Choe
810 Seventh Avenue, Suite 620 New
York, NY 10019
Telephone: (212) 308-5858
choe@bespc.com

HYNES & HERNANDEZ, LLC
Michael J. Hynes
Ligaya T. Hernandez
101 Lindenwood Drive, Suite 225
Malvern, PA 19355
Telephone: (484) 875-3116
mhynes@hh-lawfirm.com
lhernandez@hh-lawfirm.com

RIGRODSKY LAW P.A.
Seth D. Rigrodsky
300 Delaware Avenue, Suite 210
Wilmington, DE 19801
Telephone: (302) 295-5305
SDR@rl-legal.com

Attorneys for Plaintiff Charles Lutz

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

/s/ Michael A. Mugmon
WILMER CUTLER PICKERING HALE AND DORR LLP
Michael A. Mugmon (SBN 251958)
One Front Street, Suite 3500
San Francisco, CA 94111
Telephone: (628) 235-1006
Michael.Mugmon@wilmerhale.com

Counsel for Nominal Defendant Depomed, Inc. and Individual Defendants Arthur J. Higgins, James A. Schoeneck, August J. Moretti, Karen A. Dawes, Louis J. Lavigne, Jr., Robert G. Savage, Peter D. Staple, James L. Tyree, Samuel Sales, David Zeno.ff, Vicente Anido, Jr., James P. Fogarty, William T. McKee, Gavin T. Molinelli, Srinivas G. Rao, and R. Scott Shively

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

Appendix A – Corporate Governance Changes

I.	CORPORATE GOVERNANCE AND OTHER BUSINESS CHANGES THE COMPANY HAS ALREADY IMPLEMENTED

Assertio has implemented the below Corporate Governance and Other Business Changes relevant to the allegations in the Actions.

The Company acknowledges that the Actions were a substantial factor in the Company’s decision to implement the following Corporate Governance and Other Business Changes:

1.         The divestiture of the Company’s remaining rights to Nucynta to Collegium in early 2020 (following the transfer of commercialization rights to Collegium in January 2018), as described in numerous public filings.

2.         The Assertio Board’s establishment of an Opioid Matter Oversight Committee, with oversight as to risk exposures and management’s risk monitoring, compliance programs and other mitigation activities in connection with the historical commercialization of opioid drugs by the Company and investigations, litigations, or other proceedings that may relate thereto.

3.          The Company’s maintenance of the policies and practices as further described in the Company’s September 7, 2018 Report to Stockholders.

The Company acknowledges that the Actions were a contributing factor in the Company’s decision to implement the following Corporate Governance and Other Business Change:

1.           The restructuring of the Company’s workforce for economic reasons that included the elimination of the sales force in December 2020, as described in Item 2.05 of the Form 8-K filed with the SEC on December 14, 2020.

II.       ADDITIONAL CORPORATE GOVERNANCE CHANGES

Assertio Holdings, Inc. and the Company (as applicable) shall implement the Corporate Governance Changes set forth below within one hundred and twenty (120) days of entry of the Final Judgment and maintain them, or substantially similar measures, for a minimum period of two (2) years thereafter, unless a majority of the Assertio Holdings, Inc. Board of Directors concludes in good faith that continued adherence to a measure would be contrary to the best interests of the Company, including, but not limited to, due to circumstances making the measure no longer applicable, feasible, or available on commercially reasonable terms, or concurrent with or following a “Change in Control” of Assertio Holdings, Inc. as defined in its Amended and Restated 2014 Omnibus Incentive Plan (as in effect on the date hereof). If a majority of the Assertio Holdings, Inc. Board of Directors concludes in good faith that continued adherence to a measure would be contrary to the best interests of the Company, Assertio Holdings, Inc. shall timely disclose the change is a Form 8-K filed with the SEC.

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

1.        The Company shall maintain and distribute Compliance Policies that explain permissible and prohibited conduct of the sales force (if any) in relation to the commercialization of the Company’s products. The Compliance Policies shall fully describe, in layman’s terms, federal law concerning: (1) the marketing and promotion of drugs for off-label use; (2) kickbacks; and (3) accurate reporting to third-party payors. Each existing and new member (if any) of the Company’s sales force shall sign a statement, and submit it to a designated Company representative, attesting that he or she has fully read the contents of the Compliance Policies and agrees to fully abide by the law and the Company’s policies outlined therein or be subject to appropriate disciplinary action, including up to termination and/or criminal penalties.

2.         All Company educational, training, and instructional material that is provided to employees and/or contractors, including material relating to sales, marketing, reimbursements, and accounting, shall be reviewed, analyzed, and approved by the Company’s legal department or its outside counsel.

3.         Assertio Holdings, Inc. shall adopt a resolution to amend its Audit Committee Charter. The amended Audit Committee Charter shall be posted on Assertio Holdings Inc.’s website. The Audit Committee Charter shall be amended as follows:

a)	The Audit Committee shall solicit the input of department representatives as necessary to review the accuracy of public disclosures related to issues within their expertise, including, without limitation: (1) accounting policies, including the recognition and calculation of revenue and reporting of earnings and rebate obligations; (2) operations, enterprise risks, and compliance matters that may have a material impact on the operational performance, financial health, balance of risk, stability, liquidity; or (3) any other matter required to be disclosed under federal securities laws and regulations;

b)	All Company employees shall be required to cooperate with Audit Committee investigations. Any failure to cooperate shall be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board. This applies to all Company employees, including, but not limited to, the Chief Executive Officer, Chief Financial Officer (“CFO”), and any executive Chairman of the Board;

c)	The Audit Committee shall receive annually a report listing all trades in Assertio Holdings, Inc. securities engaged in by Section 16 reporting officers; and

d)	The Audit Committee shall annually review the “Compliance Policies” document described above.

4.         At each regularly scheduled Board meeting, Assertio Holdings, Inc.’s CFO (or his or her designee) shall provide a report as to Assertio Holdings, Inc.’s financial condition and prospects, including, but not limited to, a discussion of the reasons for material increases or decreases in revenues and earnings, if any, management plans for ameliorating or reversing any negative trends and the success or failure of any such plans presented in the past.

Master File No.: RG17877280
STIPULATION OF SETTLEMENT AND RELEASE AGREEMENT

EXHIBIT A

Robert C. Moest, Of Counsel	Michael A. Mugmon (SBN 251958)
(SBN 62166)	WILMER CUTLER PICKERING
THE BROWN LAW FIRM, P.C.	HALE AND DORR LLP
2530 Wilshire Blvd., Second Floor	One Front Street, Suite 3500
Santa Monica, CA 90403	San Francisco, CA 94111
Telephone: (310) 915-6628	Telephone: (628) 235-1006
rmoest@aol.com	Michael.Mugmon@wilmerhale.com

Timothy Brown	Counsel for Nominal Defendant Depomed, Inc. and Individual Defendants Arthur J. Higgins, James A. Schoeneck, August J. Moretti, Karen A. Dawes, Louis J. Lavigne, Jr., Robert G. Savage, Peter D. Staple, James L. Tyree, Samuel Saks, David Zenoff, Vicente Anido, Jr., James P. Fogarty, William T. McKee, Gavin T. Molinelli, Srinivas G. Rao, and R. Scott Shively
THE BROWN LAW FIRM, P.C.
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
tbrown@thebrownlawfirm.net

Laurence M. Rosen (SBN 219683)
THE ROSEN LAW FIRM, P.A.
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: (213) 785-2610
lrosen@rosenlegal.com

Co-Lead Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF ALAMEDA

COMPLEX CIVIL LITIGATION

IN RE DEPOMED, INC.	Master File No.: RG17877280 (Consolidated HG19004409)
DERIVATIVE LITIGATION
This document Relates to:	[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

ALL ACTIONS	Judge: Hon. Brad Seligman
Dept.: 23

Master File No.: RG17877280
[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

WHEREAS, a consolidated derivative action is pending before this Court styled In re Depomed, Inc. Derivative Litigation, Master File No. RG17877280, (the “Consolidated Action”);

WHEREAS, the following two shareholder derivative actions pending in federal court are related to the Consolidated Action: (1) Ross v. Fogarty, et al., Case No. 4:17-cv-06592-JST (N.D. Cal.); and (2) Lutz v. Higgins, et al., Case No. 1:18-cv-02044-CFC (D. Del.) (together with the Consolidated Action, the “Actions”);

WHEREAS, Plaintiffs Singh and Youse have made an application for an order: (i) preliminarily approving the proposed settlement (the “Settlement”) in accordance with the Stipulation of Settlement and Release Agreement dated October 26, 2021 (the “Agreement”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed Settlement and dismissal of the Actions with prejudice; and (ii) approving the form and manner of the dissemination of the notice of the Settlement to Current Assertio Stockholders, including the Summary Notice and Notice attached as Exhibits B and C, respectively, to the Agreement; and (iii) scheduling a date for the Settlement Hearing for the Court to consider and determine whether to approve the terms of the Settlement as fair, reasonable, and adequate, including the payment of attorneys’ fees and expenses in the amount separately negotiated by the Parties;

WHEREAS this Court has considered the Agreement and the exhibits attached thereto and the arguments of the Parties; and

WHEREAS all capitalized terms contained herein shall have the same meanings as set forth in the Agreement (in addition to those capitalized terms defined herein);

NOW, THEREFORE, IT IS HEREBY ORDERED as follows:

1.        This Court has jurisdiction over the subject matter of the Consolidated Action, and the Parties to the Agreement agreed to submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Agreement.

2.         The Court does hereby preliminarily approve the Agreement and the Settlement set forth therein, subject to further consideration at the Settlement Hearing.

Master File No.: RG17877280
[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

3.        A hearing (the “Settlement Hearing”) shall be held before this Court on December 14, 2021, at 3:00 p.m. at the Superior Court of the State of California for the County of Alameda, Administration Building, 1221 Oak St., 4th Floor, Dept. 23, Oakland, California 94612, to (i) determine whether the Settlement of the Actions on the terms and conditions provided for in the Agreement is fair, reasonable, and adequate and in the best interests of the Company and its stockholders; (ii) hear and rule on any objections by Current Assertio Stockholders to the proposed Settlement, the proposed Order and Final Judgment, the proposed Fee and Expense Award; (iii) determine whether to approve the Fee and Expense Award and Service Awards; and (iv) determine whether the Court should enter the Order and Final Judgment, attached as Exhibit D to the Agreement, which would dismiss with prejudice the Consolidated Action and release the Released Claims.

4.         The Court reserves the right to hold the Settlement Hearing telephonically or by other virtual means. The Court also reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Assertio Stockholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. Any Current Assertio Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar or the investor relations section of the Company’s website at https://investor.assertiotx.com, for any change in date, time or format of the Settlement Hearing.

5.         Within ten (10) business days after the entry of this Order, the Company shall: (1) file a Form 8-K with the SEC that attaches as exhibits a notice of the Settlement Hearing, in substantially the form attached as Exhibit C to the Agreement (the “Notice”), and a copy of the Agreement and the exhibits thereto; and (2) cause the Notice and a copy of the Agreement and the exhibits thereto to be posted on the investor relations section of its website at https://investor.assertiotx.com, which posting will be maintained through the date of the Settlement Hearing. Additionally, within ten (10) business days after the entry of this Order, the Company shall cause a Summary Notice, in substantially the form attached as Exhibit B to the Agreement, to be published once in Investor’s Business Daily or in a press release via GlobeNewswire. The Summary Notice will provide a link to the investor relations section of Assertio’s website where the Notice and a copy of the Agreement and the exhibits thereto may be viewed. All costs incurred in providing the notice of the Settlement to its stockholders in the form and manner ordered by the Court shall be paid by the Company.

Master File No.: RG17877280
[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

6.         The form and method of notice provided in the preceding paragraph is the best notice practicable, constitutes due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice, and meets the requirements of the United States Constitution and other applicable law.

7.         At least thirty (30) calendar days prior to the Settlement Hearing, Defendants’ counsel shall serve on Lead Counsel and file with the Court proof, by affidavit or declaration, of posting and publication of the Notices.

8.        All papers in support of the Settlement and the Fee and Expense Award shall be filed with the Court and served at least twenty-eight (28) calendar days prior to the Settlement Hearing. The Parties shall file with the Court and serve responses to any objections filed pursuant to 9 below at least five (5) calendar days prior to the Settlement Hearing.

9.         Any Current Assertio Stockholder may object to the Settlement of the Actions, the proposed Order and Final Judgment, and/or the proposed Fee and Expense Award, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, such stockholders must provide proof of current ownership of Assertio common stock, including the number of shares of Assertio common stock and the date or dates of purchase, and may submit copies of: (a) a written statement identifying such person’s or entity’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (b) a written statement explaining the person’s or entity’s objection and the reasons for such objection; and (c) any documentation in support of such objection. Any written objection should not exceed twenty-five (25) pages in length. Such materials must be sent by first class mail to the following address and postmarked at least fourteen (14) calendar days before the Settlement Hearing:

Master File No.: RG17877280
[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Co-Lead Counsel for Plaintiffs Micky Singh and Jim Youse

Lead Counsel will file any such written objections with the Clerk’s Office for the Superior Court of the State of California for the County of Alameda, Complex Civil Litigation Division. Any Current Assertio Stockholder may also appear in person or by his, her, or its attorney at the Settlement Hearing to object to the Settlement of the Actions, the proposed Order and Final Judgment, and/or the proposed Fee and Expense Award, regardless of whether the stockholder has submitted a written objection. Any person or entity who fails to object in the manner described above shall be: (i) deemed to have waived any objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, Order and Final Judgment, and the Fee and Expense Award; (ii) barred from raising such objection in the Actions or any other action or proceeding related thereto; and (iii) bound by the Order and Final Judgment and the releases of claims therein. A Current Assertio Stockholder objecting or otherwise requesting to be heard at the Settlement Hearing shall be deemed to have submitted to the jurisdiction of the Court with respect to the objection or request to be heard and the subject matter of the Settlement, including, but not limited to, enforcement of the terms of the Settlement (including the release of the Released Claims provided for in the Agreement and Order and Final Judgment).

11.       Pending final determination of whether the Settlement should be approved, all proceedings in the Consolidated Action and all further activity between the Parties regarding or directed toward the Consolidated Action, save for those activities and proceedings relating to the Agreement and the Settlement, shall be stayed.

12.        Pending the Effective Date of the Agreement or the termination of the Agreement according to its terms, Lead Plaintiffs and/or any Assertio stockholder derivatively on behalf of the Company are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Persons.

Master File No.: RG17877280
[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

13.       The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Assertio Stockholders.

14.       All Current Assertio Stockholders shall be bound by all orders, determinations, and judgments in the Consolidated Action concerning the Settlement, whether favorable or unfavorable to Assertio’s stockholders.

15.       The provisions contained in the Agreement (including any exhibits attached thereto) shall not be deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing, or lack of merit as to any facts or claims alleged or asserted in the Actions or in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Actions or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement. The Released Persons may file the Agreement and/or the Order and Final Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

16.       In the event that the Agreement or Settlement is not approved by the Court, or the Settlement is terminated for any reason, the Parties shall be restored to their respective positions in the Consolidated Action as of the last date before the Agreement, and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding. In such event, the terms and provisions of the Agreement shall have no further force and effect with respect to the Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Agreement shall be treated as vacated, nunc pro tunc.

17.       In the event the Judgment fails to become final, then it shall be the obligation of Lead Counsel to make appropriate refunds or repayments to the Company or its designees of any attorneys’ fees and expenses previously paid within ten (10) business days from receiving notice from the Company’s counsel or from a court of appropriate jurisdiction.

IT IS SO ORDERED.

DATED:
Judge Brad Seligman
Superior Court of the State of California
County of Alameda

Master File No.: RG17877280
[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT

EXHIBIT B

SUMMARY NOTICE OF SHAREHOLDER DERIVATIVE LITIGATION,
PROPOSED SETTLEMENT, AND SETTLEMENT HEARING

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF ASSERTIO HOLDINGS, INC. (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN- INTEREST.

PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

YOU ARE HEREBY NOTIFIED that a consolidated shareholder derivative action styled In re Depomed, Inc. Derivative Litigation, Master File No. RG17877280 (the “Consolidated Action”) and two related shareholder derivative actions pending in federal court: (1) Ross v. Fogarty, et al., Case No. 4:17-cv-06592- JST (N.D. Cal.); and (2) Lutz v. Higgins, et al., Case No. 1:18-cv-02044-CFC (D. Del.) (together with the Consolidated Action, the “Actions”), are being settled on the terms set forth in the Stipulation of Settlement and Release Agreement dated October 26, 2021 (the “Agreement”). This Summary Notice is provided by order of the Superior Court of the State of California for the County of Alameda, Complex Civil Litigation Division (the “Court”).

The Actions allege claims derivatively on behalf of Assertio against the Individual Defendants1 for breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, corporate waste, and violations of the federal securities laws. Pursuant to the terms of the Settlement set forth in the Agreement, Assertio Holdings, Inc. and the Company (as applicable) agree to adopt and/or maintain certain corporate governance and other business changes. Certain of the corporate governance and other business changes, as outlined in the Agreement, shall be maintained for at least two (2) years after they are adopted, unless altered in accordance with the mechanisms provided in the Agreement. The Company also agrees to cause an award of attorneys’ fees and expenses to be paid to Lead Counsel in the total amount of $150,000 (the “Fee and Expense Award”), subject to approval of the Court, out of which Service Awards of $1,000 per each of the four Lead Plaintiffs will be paid. The Individual Defendants have denied and continue to deny each and all of the claims and allegations of wrongdoing asserted in the Actions. This Summary Notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Agreement.

1 Unless otherwise defined, all capitalized terms used herein shall have the meanings set forth in the Agreement.

On December 14, 2021, at 3:00 p.m., a hearing (the “Settlement Hearing”) will be held at the Superior Court of the State of California for the County of Alameda, Administration Building, 1221 Oak St., 4th Floor, Dept. 23, Oakland, California 94612, to determine whether the proposed Settlement on the terms and conditions provided for in the Agreement is fair, reasonable, and adequate, including the Fee and Expense Award, and should be approved; hear and rule on any objections by Current Assertio Stockholders thereto; and determine whether the Order and Final Judgment should be entered. The Court has the right to change the hearing date and to hold the Settlement Hearing telephonically or by other virtual means. If you are planning to attend the Settlement Hearing, you should consult the Court’s calendar or the investor relations section of the Company’s website at https://investor.assertiotx.com, for any change in date, time or format of the Settlement Hearing. If you have no objection to the Settlement, you do not need to appear at the Settlement Hearing or take any other action.

This Summary Notice provides a condensed overview of certain provisions of the Agreement with the exhibits thereto, which was filed with the Court, and the full notice of the proposed Settlement (the “Notice”). It is not a complete statement of the events of the Actions or the terms set forth in the Agreement. Copies of the Agreement with the exhibits thereto and the Notice are available on the investor relations section of the Company’s website at https://investor.assertiotx.com. Inquiries regarding the Actions or proposed Settlement also may be made to counsel for the Lead Plaintiffs: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, (516) 922-5427.

You may enter an appearance before the Court, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, you must be a Current Assertio Stockholder. You may also submit a written objection to the Settlement of the Actions, the proposed Order and Final Judgment, and/or the proposed Fee and Expense Award. Any such written objection to any aspect of the Settlement must be sent by first class mail to Lead Counsel for Plaintiffs no later than November 30, 2021, in accordance with the procedures set forth in the Agreement and the Notice. Any objection may not exceed twenty-five (25) pages in length. Any Current Assertio Stockholder who does not object at the Settlement Hearing and/or in writing will be bound by the Order and Final Judgment of the Court granting final approval to the Settlement, and shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

PLEASE DO NOT CONTACT THE COURT OR

THE CLERK’S OFFICE REGARDING THIS SUMMARY NOTICE.

EXHIBIT C

NOTICE OF SHAREHOLDER DERIVATIVE LITIGATION,
PROPOSED SETTLEMENT, AND SETTLEMENT HEARING

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF ASSERTIO HOLDINGS, INC. (EXCLUDING DEFENDANTS) AND THEIR SUCCESSORS-IN- INTEREST.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTION.

PLEASE NOTE THAT THIS ACTION IS NOT A “CLASS ACTION” AND NO INDIVIDUAL SHAREHOLDER HAS THE RIGHT TO BE COMPENSATED AS A RESULT OF THE SETTLEMENT OF THIS ACTION.

YOU ARE HEREBY NOTIFIED, pursuant to an order of the Superior Court of the State of California for the County of Alameda, Complex Civil Litigation Division (the “Court”) that a proposed Settlement has been reached between and among the Parties to a consolidated shareholder derivative action styled In re Depomed, Inc. Derivative Litigation, Master File No. RG17877280 (the “Consolidated Action”) and two related shareholder derivative actions pending in federal court: (1) Ross v. Fogarty, et al., Case No. 4:17-cv-06592-JST (N.D. Cal.); and (2) Lutz v. Higgins, et al., Case No. 1:18-cv-02044-CFC (D. Del.) (together with the Consolidated Action, the “Actions”). This Notice is not an expression of any opinion by the Court with respect to the truth of the allegations in the Actions or the merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related thereto. The terms of the proposed Settlement are set forth in a Stipulation of Settlement and Release Agreement dated October 26, 2021 (the “Agreement”).1 This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Agreement, which has been filed with the Court and is attached hereto.

1 All capitalized terms herein have the same meanings as set forth in the Agreement.

I.	WHY THE COURT HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the Actions. The Parties to the Actions have agreed upon terms to settle those matters and have signed the Agreement setting forth the Settlement terms.

II.	SUMMARY OF THE SHAREHOLDER MATTERS SUBJECT TO THE SETTLEMENT

Assertio is a pharmaceutical company headquartered in Lake Forest, Illinois. The Company engages in the development, sale, and licensing of products focused on treating pain and other central nervous system conditions.

On March 28, 2017, the U.S. Senate Committee on Homeland Security and Governmental Affairs (“HSGAC”) announced a wide-ranging investigation into opioid manufacturers, seeking marketing, sales, and addiction study material from the manufacturers of the top five opioid products by 2015 sales in the U.S., including the Company. On March 29, 2017, the price per share of Company stock fell $0.44, or approximately 3.0%, from the previous day’s closing price to close at $13.79. By April 5, 2017, the price per share of Company stock at closing had fallen to $11.92.

On August 7, 2017, the Company acknowledged its involvement in the HSGAC investigation and also acknowledged that it was subject to two additional investigations, having received separate subpoenas from the Office of the Attorney General of Maryland (“OAG-MD”) and the U.S. Department of Justice (“DOJ”) seeking documents and information regarding the Company's sales and marketing of opioid products. On August 8, 2017, the price per share of Company stock fell $3.08, or approximately 33.3%, from the previous day’s closing price to close at $6.15.

On August 18, 2017, a federal securities fraud class action lawsuit styled Huang v. Depomed, Inc., et al., Case No. 4:17-cv-04830, was filed against the Company in the United States District Court for the Northern District of California (the “Securities Class Action”).

On September 29, 2017, the shareholder derivative action Singh v. Higgins, et al., Case No. RG17877280, was filed alleging breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and corporate waste. On January 28, 2019, the related shareholder derivative action Youse v. Higgins, et al., Case No. HG19004409, was filed alleging the same claims. Both Singh and Youse allege that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. Both complaints sought damages, amendment of corporate governance policies, restitution, and fees and costs. On July 12, 2019, this Court ordered that Singh and Youse be consolidated for all purposes pursuant to Section 1048 of the California Code of Civil Procedure and maintained under Master File No. RG17877270 with the caption In re Depomed, Inc. Derivative Litigation. The Court’s July 12, 2019 order also appointed co-lead counsel for plaintiffs Micky Singh and Jim Youse and stayed the proceedings in the Consolidated Action.

The Consolidated Action is related to the Securities Class Action. On March 18, 2019, the court in the Securities Class Action granted defendants’ motion to dismiss plaintiffs’ first amended complaint without prejudice. On May 2, 2019, the plaintiffs filed a second amended complaint asserting the same claims arising out of the same and similar disclosures against the Company and the same individuals as were involved in the original complaint. On March 11, 2020, the court in the Securities Class Action granted defendants’ motion to dismiss plaintiffs’ second amended complaint with prejudice. On April 9, 2020, the plaintiffs in the Securities Class Action filed a Notice of Appeal of the March 11, 2020 order (the “Appeal”). On May 15, 2020, this Court ordered that the Consolidated Action be stayed pending the Appeal.

On November 15, 2017, the shareholder derivative action Ross v. Fogarty, et al., Case No, 4:17-cv-06592-JST, was filed in the United States District Court for the Northern District of California alleging breach of fiduciary duties, corporate waste, and violation of Section 14(a) of the Securities Exchange Act (the “Ross Action”). The Ross Action alleges that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. The complaint in the Ross Action sought damages, amendment of corporate governance policies, restitution, and fees and costs. The Ross Action is related to the Securities Class Action. On May 13, 2020, the court in the Ross Action ordered that the case be stayed pending the Appeal.

On December 21, 2018, the shareholder derivative action Lutz v. Higgins, et al., Case No. 1:18-cv-02044-CFC, was filed in the United States District Court for the District of Delaware alleging breach of fiduciary duties, unjust enrichment, corporate waste, and violation of Section 14(a) of the Securities Exchange Act and SEC Rule 14a-9 (the “Lutz Action”). The Lutz Action alleges that certain of the Individual Defendants caused the Company to engage in improper practices in the sale of opioid products and certain of the Individual Defendants caused the Company to make false and misleading statements regarding its sale of opioid products. The complaint in the Lutz Action sought damages, equitable relief, and fees and costs. The Lutz Action is related to the Securities Class Action. On May 12, 2020, the court in the Lutz Action ordered that the case be stayed pending the Appeal.

On August 14, 2018, Depomed, Inc., reincorporated from California to Delaware and changed its name to Assertio Therapeutics, Inc. Subsequently, on May 19, 2020, Assertio Therapeutics, Inc. implemented a holding company reorganization pursuant to which (i) Assertio Therapeutics, Inc. became a direct, wholly-owned subsidiary of Assertio Holdings, Inc.; (ii) each issued and outstanding share of common stock of Assertio Therapeutics, Inc. converted into an equivalent corresponding share of common stock of Assertio Holdings, Inc.; (iii) Assertio Holdings, Inc.’s shares were deemed registered pursuant to Section 12g-3(a) of the Securities Exchange Act of 1934, as amended; and (iv) Assertio Holdings, Inc. assumed Assertio Therapeutics, Inc.’s listing on the Nasdaq Stock Market.

The Parties, through their counsel, engaged in a months-long, arm’s-length negotiation concerning settlement, which included teleconferences and email exchanges, and several proposals and counterproposals. As a result of these negotiations, the Parties reached an agreement in principle to settle this matter on the terms set forth herein. After reaching agreement on the terms of Settlement, the Parties also reached an agreement concerning attorneys’ fees. Thereafter, the Parties worked cooperatively to document their agreement as set forth in the Agreement and supporting settlement documents.

III.	TERMS OF THE PROPOSED SETTLEMENT

The principal terms, conditions, and other matters that are part of the Settlement are subject to approval by the Court and a number of other conditions. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Agreement, which has been filed with the Court and may be viewed at https://investor.assertiotx.com. As set forth therein, the terms of the Settlement include Assertio Holdings Inc.’s and the Company’s (as applicable) adoption and/or maintenance of the corporate governance and other business changes listed in Appendix A of the Agreement. Certain of the corporate governance and other business changes, as outlined in the Agreement, shall be maintained for at least two (2)   years after they are adopted, unless altered in accordance with the mechanisms provided in the Agreement. Below is a summary of the corporate governance and other business changes listed in Appendix A of the Agreement.

The Company has implemented the below Corporate Governance and Other Business Changes relevant to the allegations in the Actions:

1.                 The divestiture of the Company’s remaining rights to Nucynta to Collegium in early 2020 (following the transfer of commercialization rights to Collegium in January 2018), as described in numerous public filings.

2.                 The Assertio Board’s establishment of an Opioid Matter Oversight Committee, with oversight as to risk exposures and management’s risk monitoring, compliance programs and other mitigation activities in connection with the historical commercialization of opioid drugs by the Company and investigations, litigations, or other proceedings that may relate thereto.

3.                 The Company’s maintenance of the policies and practices as further described in the Company’s September 7, 2018 Report to Stockholders.

4.                 The restructuring of the Company’s workforce for economic reasons that included the elimination of the sales force in December 2020, as described in Item 2.05 of the Form 8-K filed with the SEC on December 14, 2020.

In addition, Assertio Holdings Inc. and the Company (as applicable) will implement the below Corporate Governance Changes for at least two (2) years after they are adopted, unless altered in accordance with the mechanisms provided in the Agreement, as a result of the Actions:

1.                 The Company shall maintain and distribute Compliance Policies that explain permissible and prohibited conduct of the sales force (if any) in relation to the commercialization of the Company’s products. The Compliance Policies shall fully describe, in layman’s terms, federal law concerning: (1) the marketing and promotion of drugs for off-label use; (2) kickbacks; and (3) accurate reporting to third-party payors. Each existing and new member (if any) of the Company’s sales force shall sign a statement, and submit it to a designated Company representative, attesting that he or she has fully read the contents of the Compliance Policies and agrees to fully abide by the law and the Company’s policies outlined therein or be subject to appropriate disciplinary action, including up to termination and/or criminal penalties.

2.                 All Company educational, training, and instructional material that is provided to employees and/or contractors, including material relating to sales, marketing, reimbursements, and accounting, shall be reviewed, analyzed, and approved by the Company’s legal department or its outside counsel.

3.                 Assertio Holdings, Inc. shall adopt a resolution to amend its Audit Committee Charter. The amended Audit Committee Charter shall be posted on Assertio Holding Inc.’s website. The Audit Committee Charter shall be amended as follows:

a)	The Audit Committee shall solicit the input of department representatives as necessary to review the accuracy of public disclosures related to issues within their expertise, including, without limitation: (1) accounting policies, including the recognition and calculation of revenue and reporting of earnings and rebate obligations; (2) operations, enterprise risks, and compliance matters that may have a material impact on operational performance, financial health, balance of risk, stability, liquidity; or (3) any other matter required to be disclosed under federal securities laws and regulations;

b)	All Company employees shall be required to cooperate with Audit Committee investigations. Any failure to cooperate shall be grounds for discipline by the Board, including, but not limited to, termination, in the sole discretion of the Board. This applies to all Company employees, including, but not limited to, the Chief Executive Officer, Chief Financial Officer (“CFO”), and any executive Chairman of the Board;

c)	The Audit Committee shall receive annually a report listing all trades in Assertio Holdings, Inc. securities engaged in by Section 16 reporting officers; and

d)	The Audit Committee shall annually review the “Compliance Policies” document described above.

4.                 At each regularly scheduled Board meeting, Assertio Holdings, Inc.’s CFO (or his or her designee) shall provide a report as to Assertio Holdings, Inc.’s financial condition and prospects, including, but not limited to, a discussion of the reasons for material increases or decreases in revenues and earnings, if any, management plans for ameliorating or reversing any negative trends and the success or failure of any such plans presented in the past.

IV.	DISMISSAL OF THE ACTIONS AND RELEASE OF CLAIMS

The Agreement also provides for the entry of judgment dismissing the Consolidated Action on the merits with prejudice, and the full release of any claims that have been, could have been, or in the future might be asserted by Micky Singh, Jim Youse, Gerald Ross, and Charles Lutz, who are the Lead Plaintiffs, (both individually and derivatively on behalf of Assertio), and certain additional releases as detailed in the Agreement.

V.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

In recognition of the foregoing, and subject to Court approval, Assertio agreed to pay or cause to be paid the Fee and Expense Award in the amount of $150,000. To date, Lead Counsel has not received any payments for their efforts on behalf of Assertio and its stockholders. Any fee awarded by the Court is designed to compensate Lead Counsel for the results achieved on behalf of the Company in response to the Actions, and the costs associated with development, prosecution, and settlement of the Actions. The Fee and Expense Award was separately negotiated and was the result of arm’s-length negotiation between the Parties conducted after reaching agreement on the corporate governance and other business changes. Lead Counsel will apply to the Court for Service Awards of $1,000 per each of the Lead Plaintiffs to be paid out of the Fee and Expense Award.

VI.	REASONS FOR THE SETTLEMENT

The Parties have determined that it is desirable and beneficial that the Actions, and all of their disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement.

A.	Why Did Lead Plaintiffs Agree to Settle?

Lead Plaintiffs believe that the claims asserted in the Actions on behalf of the Company have merit. Lead Plaintiffs, however, recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions. Lead Plaintiffs and Lead Counsel have also taken into account the uncertain outcome and the risk of continued litigation, as well as the difficulties and delays inherent in such litigation. Based on their evaluation of the risks of continued litigation, as well as other factors, Lead Plaintiffs and Lead Counsel have determined that it is in the best interests of Assertio and its stockholders that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement, and that these terms and conditions are fair, reasonable, adequate and confer substantial benefits upon the Company and its stockholders.

B.	Why Did the Individual Defendants Agree to Settle?

The Individual Defendants have denied, and continue to deny, each and all of the allegations made by Lead Plaintiffs in the Actions and maintain furthermore that they have meritorious defenses. The Individual Defendants also have denied and continue to deny, among other allegations, the allegations that the Company or its stockholders have suffered damage or were harmed in any way by their conduct. The Individual Defendants have further asserted and continue to assert that at all times they acted in good faith and in a manner they reasonably believed to be, and that was, in the best interests of the Company and its stockholders. Nonetheless, the Individual Defendants have concluded that further litigation could prove protracted and expensive and that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement. The Individual Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Actions, and the benefits to the Company of the Settlement. The Individual Defendants have, therefore, determined that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Agreement. In no event shall this Notice be construed as or deemed to be evidence of an admission or concession by the Individual Defendants, the Company, or Assertio Holdings, Inc. with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

VII.	SETTLEMENT HEARING

On December 14, 2021, at 3:00 p.m., a hearing (the “Settlement Hearing”) will be held before the Superior Court of the State of California for the County of Alameda, Administration Building, 1221 Oak St., 4th Floor, Dept. 23, Oakland, California 94612, to (i) determine whether the Settlement of the Actions on the terms and conditions provided for in the Agreement is fair, reasonable, and adequate and in the best interests of the Company and its stockholders; (ii) hear and rule on any objections by Current Assertio Stockholders to the proposed Settlement, the proposed Order and Final Judgment, the proposed Fee and Expense Award; (iii) determine whether to approve the Fee and Expense Award and Service Awards; and (iv) determine whether the Court should enter the Order and Final Judgment, attached as Exhibit D to the Agreement, which would dismiss with prejudice the Consolidated Action and release the Released Claims. If the Settlement is approved, you will be subject to and bound by the provisions of the Agreement, the releases contained therein, and by all orders, determinations, and judgments, including the Order and Final Judgment, concerning the Settlement, whether favorable or unfavorable to you or the Company.

Pending final determination of whether the Settlement should be approved, no Assertio stockholder, either directly, representatively, derivatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, an action or proceeding in any court, administrative agency, or other tribunal asserting any of the Released Claims.

VIII.	RIGHT TO ATTEND THE SETTLEMENT HEARING

You may enter an appearance in the Consolidated Action, at your own expense, individually or through counsel of your choice. If you want to object at the Settlement Hearing, then you must be a Current Assertio Stockholder. The Court has the right to hold the Settlement Hearing telephonically or by other virtual means. The Court also has the right to change the hearing date or time without further notice. Thus, if you are planning to attend the Settlement Hearing, you should consult the Court’s calendar or the investor relations section of the Company’s website at https://investor.assertiotx.com, for any change in date, time or format of the Settlement Hearing. If you have no objection to the Settlement, you do not need to appear at the Settlement Hearing or take any other action.

IX.	THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current Assertio Stockholder, as defined in the Agreement, may object to the Settlement of the Actions, the proposed Order and Final Judgment, and/or the proposed Fee and Expense Award, and may also (but need not) appear in person or by his, her, or its attorney at the Settlement Hearing. To object, such Current Assertio Stockholder must provide proof of current ownership of Assertio common stock, including the number of shares of Assertio common stock and the date or dates of purchase, and may submit copies of: (a) a written statement identifying such person’s or entity’s name, address, and telephone number, and, if represented by counsel, the name, address, and telephone number of counsel; (b) a written statement explaining the person’s or entity’s objection and the reasons for such objection; and (c) any documentation in support of such objection. Any written objection should not exceed twenty-five (25) pages in length. Such materials must be sent by first class mail to the following address and postmarked at least fourteen (14) calendar days before the Settlement Hearing:

THE BROWN LAW FIRM, P.C.

Timothy Brown

767 Third Avenue, Suite 2501

New York, NY 10017

Co-Lead Counsel for Plaintiffs Micky Singh and Jim Youse

Lead Counsel will file any such written objections with the Clerk’s Office for the Superior Court of the State of California for the County of Alameda, Complex Civil Litigation Division. Any Current Assertio Stockholder may also appear in person or by his, her, or its attorney at the Settlement Hearing to object to the Settlement of the Actions, the proposed Order and Final Judgment, and/or the proposed Fee and Expense Award, regardless of whether the stockholder has submitted a written objection. Any person or entity who fails to object in the manner described above shall be: (i) deemed to have waived any objection and shall forever be foreclosed from making any objection to the Settlement, Order and Final Judgment, and the Fee and Expense Award; (ii) barred from raising such objection in the Actions or any other action or proceeding related thereto; and (iii) bound by the Order and Final Judgment and the releases of claims therein.

Current Assertio Stockholders that have no objection to the Settlement, Order and Final Judgment, and/or the Fee and Expense Award do not need to appear at the Settlement Hearing or take any other action.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Agreement. It is not a complete statement of the events of the Actions, or the terms of the Settlement contained in the Agreement.

Inquiries about the Actions or the Settlement may be made to Lead Counsel: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, (516) 922-5427.

The pleadings and other records in this litigation may be examined online on the Alameda County Superior Court’s website, known as ‘eCourt Public Portal,’ at https://eportal.alameda.courts.ca.gov.

After arriving at the website, click the ‘Search’ tab at the top of the page, then select the Document Downloads link, enter the case number and click ‘Submit.’ Images of every document filed in the case may be viewed at a minimal charge. You may also view images of every document filed in the case free of charge by using one of the computer terminal kiosks available at each court location that has a facility for civil filings.

DATED: ________________, 2021	BY ORDER OF THE SUPERIOR COURT OF THE STATE OF CALIFORNIA FOR THE COUNTY OF ALAMEDA, COMPLEX CIVIL LITIGATION

DO NOT CONTACT THE CLERK’S OFFICE REGARDING THIS NOTICE

Exhibit D

Robert C. Moest, Of Counsel	Michael A. Mugmon (SBN 251958)
(SBN 62166)	WILMER CUTLER PICKERING
THE BROWN LAW FIRM, P.C.	HALE AND DORR LLP
2530 Wilshire Blvd., Second Floor	One Front Street, Suite 3500
Santa Monica, CA 90403	San Francisco, CA 94111
Telephone: (310) 915-6628	Telephone: (628) 235-1006
rmoest@aol.com	Michael.Mugmon@wilmerhale.com

Timothy Brown	Counsel for Nominal Defendant Depomed, Inc. and Individual Defendants Arthur J. Higgins, James A. Schoeneck, August J. Moretti, Karen A. Dawes, Louis J. Lavigne, Jr., Robert G. Savage, Peter D. Staple, James L. Tyree, Samuel Saks, David Zenoff, Vicente Anido, Jr., James P. Fogarty, William T. McKee, Gavin T. Molinelli, Srinivas G. Rao, and R. Scott Shively
THE BROWN LAW FIRM, P.C.
767 Third Avenue, Suite 2501
New York, NY 10017
Telephone: (516) 922-5427
tbrown@thebrownlawfirm.net

Laurence M. Rosen (SBN 219683)
THE ROSEN LAW FIRM, P.A.
355 South Grand Avenue, Suite 2450
Los Angeles, CA 90071
Telephone: (213) 785-2610
lrosen@rosenlegal.com

Co-Lead Counsel for Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

FOR THE COUNTY OF ALAMEDA

COMPLEX CIVIL LITIGATION

IN RE DEPOMED, INC.	Master File No.: RG17877280 (Consolidated HG19004409)
DERIVATIVE LITIGATION
[PROPOSED] ORDER AND FINAL JUDGMENT
This document Relates to:
Judge: Hon. Brad Seligman
ALL ACTIONS	Dept.: 23

Master File No.: RG17877280
[PROPOSED] ORDER AND FINAL JUDGMENT

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing pursuant to the Order Preliminarily Approving Settlement (“Preliminary Approval Order”) of this Court dated _________________________, 2021, on the application of Lead Plaintiffs for approval of the settlement of the Actions as set forth in the Stipulation of Settlement and Release Agreement dated as of October 26, 2021 (“Agreement”). Due and adequate notice having been given by the Company to Current Assertio Stockholders as required in the Court’s Preliminary Approval Order, and the Court having considered all papers filed and proceedings held herein and otherwise being fully informed, and good cause appearing therefor, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

1.      This Order and Final Judgment (“Judgment”) incorporates herein the Agreement, including the exhibits thereto. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings as set forth in the Agreement.

2.      This Court has jurisdiction over the subject matter of the Consolidated Action, and the Parties to the Agreement have consented to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Agreement.

3.      The record shows that the notice of the Settlement has been given to all Current Assertio Stockholders in the form and manner approved by the Court in the Preliminary Approval Order. The Court finds that such notice of the Settlement: (i) constitute reasonable and the best notice practicable under the circumstances; (ii) constitute notice that was reasonably calculated, under the circumstances, to apprise all Current Assertio Stockholders who could reasonably be identified of the pendency of the Actions, of the terms of the Settlement, and of Current Assertio Stockholders’ right to object to and to appear at the settlement fairness hearing held on December 14, 2021 (the “Settlement Hearing”); (iii) constitute due, adequate, and sufficient notice to all persons or entities entitled to receive notice; and (iv) meet the requirements of due process.

4.     In light of the benefits to the Company and the complexity, expense and possible duration of further litigation, the Court hereby fully and finally approves the Settlement as set forth in the Agreement in all respects, and finds that the Settlement is, in all respects, fair, reasonable, and adequate, and in the best interests of the Company and its stockholders. This Court further finds the Settlement set forth in the Agreement is the result of arm’s-length negotiations between experienced counsel representing the interests of Lead Plaintiffs, the Company, the Company’s stockholders, and the Individual Defendants.

5.     The Parties are hereby directed to implement and consummate the Settlement according to the terms and provisions of the Agreement. The Consolidated Action and all claims contained therein, as well as all of the Released Claims (including Unknown Claims), are dismissed on the merits and with prejudice.

6.     Upon the Effective Date, the Releasing Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Agreement.

7.      Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Lead Plaintiffs, and their Related Persons, Lead Counsel, as well as any other law firm that appeared for the Lead Plaintiffs, and Current Assertio Stockholders in the Actions from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Agreement.

8.    The provisions contained in the Agreement (including any exhibits attached thereto) shall not be deemed a presumption, concession, or admission by any Party of any fault, liability, or wrongdoing, or lack of merit as to any facts or claims alleged or asserted in the Actions or in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Actions or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement. The Released Persons may file the Agreement and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar, or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

Master File No.: RG17877280
[PROPOSED] ORDER AND FINAL JUDGMENT

9.     The Parties are to bear their own costs, except as otherwise provided in the Agreement and in this Judgment. The Court hereby approves the Fee and Expense Award of $150,000 and the Service Awards of $1,000 to each of the Lead Plaintiffs, as provided in the Agreement.

11.   Lead Plaintiffs and/or any Assertio stockholder derivatively on behalf of the Company are permanently barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

12.    Without affecting the finality of this Judgment, the Court retains continuing and exclusive jurisdiction over all matters relating to administration, consummation, enforcement, and interpretation of the Agreement, the Settlement, and of this Judgment, to protect and effectuate this Judgment, including any proceedings to enjoin the Releasing Parties from instituting, commencing, or prosecuting the Released Claims against the Released Persons, and for any other necessary purpose. Lead Plaintiffs, the Individual Defendants, and each Current Assertio Stockholder are hereby deemed to have irrevocably submitted to the exclusive jurisdiction of this Court, for the purpose of any suit, action, proceeding, or dispute arising out of or relating to the Settlement or the Agreement, including the exhibits thereto, and only for such purposes. Without limiting the generality of the foregoing, and without affecting the finality of this Judgment, the Court retains exclusive jurisdiction over any such suit, action, or proceeding.

13.    In the event that the Settlement does not become effective in accordance with the terms of the Agreement, this Judgment shall be vacated, and all orders entered and releases delivered in connection with the Agreement and this Judgment shall be null and void, except as otherwise provided for in the Agreement, and the Parties shall be returned to their respective positions immediately prior to the execution of the Agreement.

14.    Judgment shall be, and hereby is, entered dismissing the Consolidated Action with prejudice and on the merits. The Court finds that this Order and Final Judgment is a final, appealable judgment and should be entered forthwith by the Clerk.

Master File No.: RG17877280
[PROPOSED] ORDER AND FINAL JUDGMENT

IT IS SO ORDERED.

DATED:

Judge Brad Seligman
Superior Court of the State of California
County of Alameda

-4-

Master File No.: RG17877280
[PROPOSED] ORDER AND FINAL JUDGMENT